EXHIBIT 3 - SECURITIES PURCHASE AGREEMENT

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement"), dated as of December 31, 2002, by and among IES Technologies, Inc. (the "Seller"), the purchasers identified on the signature pages hereto (each a "Purchaser" and collectively, the "Purchasers") and Electric Fuel Corporation, a Delaware corporation (the "Company").

         WHEREAS, the Seller is the sole record and beneficial owner of 3,250,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company;

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(1) of the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof, the Seller desires to sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Seller an aggregate of 1,625,000 shares of Common Stock (the "Shares"), as set forth herein; and

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties to the Agreement do hereby agree as follows:

1. Closing.

(a) The parties hereto agree that, pursuant to the terms and conditions of this Agreement, the Seller shall sell to the Purchasers and Purchasers, severally and not jointly, shall purchase from the Seller the Shares.

(b) As a condition precedent to each of the parties' obligations hereunder, on the date hereof, (i) Seller shall deliver to the Purchasers, an executed copy of this Agreement and (ii) each Purchaser shall deliver to the Seller, this Agreement executed by such Purchaser.

(c) No later than the later of (x) fourth (4th) Business Day following (but not including) the execution of this Agreement and (y) the first Business Day following (but not including) the date that the Seller receives newly issued stock certificates from the Company or its transfer agent, reissuing the stock certificate to the Seller, representing 3,250,000 shares of Common Stock, in such denominations as requested by the Seller in order to consummate the transactions contemplated by this Section (such date, the "Settlement Date"),
(i) the Seller shall deliver to each Purchaser, a stock certificate, representing such number of Shares being purchased by such Purchaser (as set forth below such Purchaser's name on the signature pages of this Agreement), together with stock powers executed by Seller, in blank, and signature guaranteed, and (ii) each Purchaser shall deliver to the Seller, against receipt of the shares being purchased by such Purchaser, an amount, in United States dollars in immediately available funds by wire transfer to an account designated in writing by Seller for such purpose, equal to the product of (x) the number of Shares being purchased by each Purchaser pursuant to this Section 1(b) times (y) $0.50. The Company shall take any and all actions necessary or appropriate to effect the transfer of the Shares as contemplated herein.

2. Assignment of Registration Rights. The Seller is party to that certain registration rights agreement, dated as of August 2, 2002 (the "Registration Rights Agreement"), between the Seller and the Company, pursuant to which the Company has agreed to register 3,250,000 shares of Common Stock owned by the Seller. The Company filed a registration statement (Registration Statement No. 333-99673) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering for resale such shares, which Registration Statement has not been declared effective by the Commission as of this date. The Seller hereby assigns to the Purchasers all of Seller's rights and interest pursuant to the Registration Rights Agreement with respect to the Shares and the Additional Shares, if any, purchased by the Purchasers pursuant to Section 6. The Company hereby acknowledges and agrees that the Seller's rights under the Registration Rights Agreement with respect to the Shares and the Additional Shares have been assigned and transferred to the Purchasers pursuant to the terms hereof.

3. Representations and Warranties of Seller. Seller hereby represents and warrants to the Purchasers as follows:

(a) The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary action on the part of Seller. When executed and delivered in accordance with its terms, this Agreement will constitute the valid and legally binding obligations of Seller, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement by Seller and the consummation by the Seller of the transaction contemplated hereby and thereby do not and will not result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Seller is subject, or by which any property or asset of Seller is bound or affected.

(b) Seller is the sole record and beneficial owner of the Shares. Seller owns the Share free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction. Seller has not indirectly or directly sold or granted any rights (including, without limitations, any puts, calls or options) with respect to or in connection with the Shares.

(c) Seller is not, and for the past three months has not been, an Affiliate (as such term defined in and construed under Rule 144 under the Securities Act) of the Company. Seller acquired the Shares directly from the Company on August 2, 2002. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, the purchase and sale of the Shares and the Additional Shares, if any, pursuant to this Agreement is exempt from the registration requirements under the Securities Act.

(d) Except for the fees payable to Olympus Securities, LLC, no fees or commissions will be payable by the Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement as a result of any action taken by the Seller.

4. Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

(a) The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or partnership action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b) Such Purchaser is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Shares.

(c) Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

(d) Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers that, when issued to the Seller, the Shares and Additional Shares were duly authorized by the Company, fully paid and nonassessable.

6. Purchasers' Option To Purchase Additional Shares.

(a) During the period commencing on the date hereof and terminating at 6:30 p.m. (New York time) on August 18, 2003 (the "Option Expiration Date"), each Purchaser shall have an option to purchase, at any and from time to time, up to an additional number of shares of Common Stock from the Seller equal to the product of 1,500,000 times such Purchaser's Purchaser Percentage (as hereinafter defined) (such shares, the "Additional Shares") at a purchase price per Additional Share of $0.50. Each Purchaser may exercise its option under this Section by providing the Seller with a written notice, via facsimile (each an "Option Exercise Notice"), specifying the number of Additional Shares to be purchased by such Purchaser (which number of Additional Shares shall be not less than 250,000, unless the aggregate amount of Additional Shares available to be purchased by such Purchaser is less than 250,000) at a purchase price per share of $0.50.

(b) The sale of such Additional Shares to a Purchaser shall be effected on the date of delivery of the Option Exercise Notice to the Seller (such date, the "Sale Date"). No later than the later of (x) fourth (4th) Business Day following (but not including) the Sale Date and (y) the first Business Day following (but not including) the date that the Seller receives newly issued stock certificates from the Company or its transfer agent, reissuing stock certificates to the Seller, in such denominations as requested by the Seller in order to consummate the transactions contemplated by this Section, the Seller shall deliver to such Purchaser, in accordance with the instructions provided in the Option Exercise Notice, a stock certificate, representing such Additional Shares as set forth in the Option Exercise Notice, together with a stock power or other instrument of transfer, executed by the Seller, in blank, and signature guaranteed. Such Purchaser shall pay to the Seller, against receipt of the Additional Shares, an amount equal to the number of Additional Shares times $.50. If any Additional Shares are registered pursuant to a registration statement at the time of an Option Exercise Notice, then the Seller shall cause the Additional Shares to be delivered to the Purchaser, by the third (3rd) Business Day following (but not including) the Sale Date, electronically through the Depository Trust Company or another established clearing corporation performing similar functions, if available. The Company shall take any and all actions necessary or appropriate to effect the transfer of the Additional Shares as contemplated herein.

(c) As used in this Agreement, "Purchaser Percentage" means, with respect to a Purchaser, the percentage equal to the product of (x) a fraction, the numerator of which shall be the number of shares purchased by such Purchaser pursuant to
Section 1 and the denominator of which shall be the aggregate number of shares purchased by all Purchasers pursuant to Section 1 times (y) 100.

7. Lock-Up. In order to induce the Purchasers to enter into this Agreement, except as otherwise contemplated by this Agreement, the Seller shall not offer, sell, contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Seller or any affiliate of the Seller or any person in privity with the Seller), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, until the Option Expiration Date (the "Restricted Period"). In order to enforce this covenant, the Company will impose irrevocable stop-transfer instructions with respect to any shares of Common Stock owned by the Seller until the end of the Restricted Period. The parties hereto agree that the Seller may pledge shares of Common Stock to a bank or other financial institution, provided, that such bank or financial institution agrees to be bound by the provisions of this Section 7 and Section
6. The Seller acknowledges that the execution, delivery and performance of this Agreement is a material inducement to the Purchasers to complete the transactions contemplated by this Agreement and that the Purchasers and the Company shall be entitled to specific performance of Seller's obligations hereunder. Notwithstanding the foregoing, IES may transfer up to 125,000 shares of Common Stock, and such shares are not subject to the lock-up pursuant to this
Section 7.

8. Covenants of the Company.

(a) The Company shall take any and all actions necessary or appropriate at the request of the Seller or the Purchasers to cause any Shares and Additional Shares, if any, purchased by a Purchaser under this Agreement, to be registered in the name of such Purchaser or a designee of such Purchaser, as promptly as possible, but in no event later than the second (2nd) Business Day following such request and receipt of a stock certificate, representing the shares of Common Stock to be transferred, and a stock power, executed by the Seller or a Purchaser, as the case may be.

(b) No later than five (5) Business Days following the Settlement Date and each Sale Date, the Company covenants to prepare and file a pre-effective amendment to the Registration Statement or prospectus supplement under Rule 424(b)(3) of the Securities Act or, as applicable, to appropriately amend the list of Selling Stockholders under the Registration Statement to include the name of such Purchaser as a selling stockholder. The Company shall provide the Purchaser with a copy of such pre-effective amendment or prospectus supplement no later than second Business Day prior to the filing of the same with the Commission, and the Company shall not file such pre-effective amendment or prospectus supplement without the prior consent of such Purchaser that is listed as selling stockholder therein.

(c) Certificates evidencing the Shares and the Additional Shares shall not contain any legend: (i) while a registration statement (including the Registration Statement) covering the resale of such Shares and Additional Shares is effective under the Securities Act, or (ii) following any sale of such Shares or Additional Shares pursuant to Rule 144, or (iii) if such Shares or Additional Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Following such time as a legend is no longer required for the Shares or Additional Shares, the Company will, no later than three Business Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing the Shares or Additional Shares containing a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Additional Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

9. Expenses. On the Settlement Date, the Seller shall pay to Olympus Securities, LLC, $32,500, as placement agent fees. The Seller shall be responsible for the payment of any other placement agent's fees, financial advisory fees or broker's commission (other than for persons engaged by any Purchaser pursuant to written agreement) relating to or arising out of the transactions contemplated hereby. Seller shall also pay all stamp and other taxes and duties levied in connection with the sale of the Shares and any Additional Shares. Except as otherwise provided herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

10. Entire Agreement; Notices. This Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement. All notices hereunder shall be in writing and shall be deemed given and effective when transmitted by facsimile (with answer back receipt) or upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications for each party is specified below each party's name on the signature page to this Agreement.

11. Amendments; Waivers; Execution. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the parties or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart and that a signature delivered by facsimile shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same.

12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney's fees and other actual costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

13. Indemnification.

(a) The Seller will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any of the representations, warranties, covenants or agreements made by the Seller in this Agreement. In addition to the indemnity contained herein, the Seller will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Notwithstanding the foregoing, the Seller shall not be liable to a Purchaser Party to the extent that such Losses solely resulted from or related to a breach of a covenant and agreement by the Company under this Agreement.

(b) Each Purchaser, severally and not jointly, will indemnify and hold the Seller and its directors, officers, shareholders, partners, employees and agents (each, a "Seller Party") harmless from any and all Losses that a Seller Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement.

(c) The Company will indemnify and hold the Purchasers and the Seller and their respective directors, officers, shareholders, partners, employees and agents (each, an "Indemnified Party") harmless from any and all Losses that any such Indemnified Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any of the representations, warranties, covenants or agreements made by the Company in this Agreement.

14. Business Day. As used in this Agreement "Business Day" shall mean any day except Friday, Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City or Israel are authorized or required by law or other governmental action to close.

15. Survival. The representations, warranties, agreements and covenants contained herein shall survive the purchase and sale of the Shares and the Additional Shares, if any.

16. Assignment. The Seller may assign its rights and obligations under this Agreement to any entity that controls, is under common control with, or is controlled by the Seller.

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                            SIGNATURE PAGES FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                              IES TECHNOLOGIES, INC.

                              By:_____________________________________
                              Name:
                              Title:


                              Address for Notice:


                              With a copy to:

                              ELECTRIC FUEL CORPORATION

                              By: ____________________________________
                              Name:
                              Title:


                              Address for Notice:

                              Electric Fuel Corporation
                              632 Broadway
                              Suite 301
                              New York, NY 10012
                              Facsimile No.: (212) 529-580
                              Attn:  Chief Financial Officer and General Counsel


                              With a copy to:

                              Electric Fuel (E.F.L.) Ltd.
                              Western Industrial Zone
                              Beit Shemesh 99000, Israel
                              Facsimile No.: 011-972-2-990-6688
                              Attn.: Chief Financial Officer and General Counsel

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.





                              ZLP MASTER TECHNOLOGY FUND, LTD.


                              By:_____________________________________________
                              Name:
                              Title:


                              Number of Shares: _____________


                              Address for Notice:

                              45 Broadway - 28th Floor
                              New York, NY 10006
                              Facsimile No.: (    )
                              Attn:

                              With a copy to:


                              Bryan Cave LLP
                              1290 Avenue of the Americas
                              New York, NY  10104
                              Facsimile No.:  (212) 541-4630 and (212) 541-1432
                              Attn:  Eric L. Cohen, Esq.

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                              SMITHFIELD FIDUCIARY LLC


                              By:_____________________________________________
                              Name:
                              Title:


                              Number of Shares: ___________


                              Address for Notice:


                              c/o Highbridge Capital Management, LLC
                              9 West 57th Street, 27th Floor
                              New York, New York  10019
                              Attention:  Ari J. Storch / Adam J. Chill
                              Facsimile:  212-751-0755
                              Telephone:  212-287-4720


                              With a copy to:


                              Bryan Cave LLP
                              1290 Avenue of the Americas
                              New York, NY  10104
                              Facsimile No.:  (212) 541-4630 and (212) 541-1432
                              Attn:  Eric L. Cohen, Esq.

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                              VERTICAL VENTURES INVESTMENTS, LLC


                              By:______________________________________________
                              Name:
                              Title:


                              Number of Shares:  ____________


                              Address for Notice:


                              c/o Vertical Ventures, LLC
                              900 Third Avenue, 26th Floor
                              New York, NY  10022
                              Facsimile No.:       (646) 274-1728
                              Attn:  Joshua Silverman


                              With a copy to:

                              Bryan Cave LLP
                              1290 Avenue of the Americas
                              New York, NY  10104
                              Facsimile No.:  (212) 541-4630 and (212) 541-1432
                              Attn:  Eric L. Cohen, Esq.

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                              VERTICAL VENTURES, LLC


                              By:______________________________________________
                              Name:
                              Title:



                              Number of Shares:  ____________


                              Address for Notice:


                              c/o Vertical Ventures, LLC
                              900 Third Avenue, 26th Floor
                              New York, NY  10022
                              Facsimile No.:       (646) 274-1728
                              Attn:  Joshua Silverman


                              With a copy to:


                              Bryan Cave LLP
                              1290 Avenue of the Americas
                              New York, NY  10104
                              Facsimile No.:  (212) 541-4630 and (212) 541-1432
                              Attn:  Eric L. Cohen, Esq.